Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Frontier Airlines Holdings, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-13333, 333-31389, 333-42746, 333-83811, and 333-121084) on Form S-8, and registration statements No. 333-86256 and No. 333-128407 on Form S-3 of Frontier Airlines Holdings, Inc. (formerly Frontier Airlines, Inc.) of our reports dated May 26, 2006, with respect to the balance sheets of Frontier Airlines Holdings, Inc. as of March 31, 2006 and 2005, and the related statements of operations, stockholders’ equity and other comprehensive income (loss), and cash flows for each of the years in the three-year period ended March 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2006, and the effectiveness of internal control over financial reporting as of March 31, 2006, which reports appear in the March 31, 2006 annual report on Form 10-K of Frontier Airlines Holdings, Inc.

/s/ KPMG LLP

Denver, Colorado
May 26, 2006